SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 1, 2006

CNA FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5823	36-6169860
(Commission File Number)	(I.R.S. Employer Identification No.)

333 S. Wabash Avenue, Chicago, Illinois 60604

(Address Of Principal Executive Offices, including Zip Code)

(312) 822-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2006, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), relating to the sale of 7 million shares of the Registrant’s common stock, $2.50 par value per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell the Common Stock to the Underwriter at a price of $33.64 per share. The Common Stock will be resold by the Underwriter in a public offering pursuant to an effective registration statement (No. 333-127544). The offering of the Common Stock will be made by means of a prospectus, which consists of a base prospectus and a prospectus supplement, that was filed with the Securities and Exchange Commission on August 3, 2006.

On August 1, 2006, the Registrant entered into a Retirement Agreement (the “Retirement Agreement”) with Loews Corporation (“Loews”) pursuant to which, subject to the terms and conditions thereof: (1) Loews agreed to sell to the Registrant the 7,500 shares of the Registrant’s Series H Cumulative Preferred Stock (“Series H Stock”) owned by Loews (constituting all of the Series H Stock) for a purchase price equal to the $100,000 per share liquidation preference of the Series H Stock plus all accumulated and unpaid dividends thereon as of the closing date; (2) Loews agreed, concurrently therewith, to purchase from the Registrant 7,863,258 shares of the Registrant’s Common Stock at a price of $33.64 per share; and (3) the Registrant agreed to enter into a registration rights agreement with Loews pursuant to which Loews will have the right, on three occasions, to demand that the Registrant register up to an aggregate of 7,863,258 shares of the Registrant’s Common Stock held by Loews for resale in a public offering and may request that the Registrant include those shares in certain registration statements that it may file in the future.

The foregoing transactions are subject to the Registrant’s successful completion of the public offering of its Common Stock and one or more issuances of its debt securities, with total gross proceeds to the Registrant of not less than $650 million, as well as other customary closing conditions.

In addition to the Series H Stock, as of August 1, 2006, Loews owned approximately 91% of the outstanding Common Stock of the Registrant. After giving effect to the transactions described above, Loews will own approximately 89% of the outstanding Common Stock of the Registrant.

Item 3.02 Unregistered Sales of Equity Securities

As described above, on August 1, 2006 the Registrant entered into the Retirement Agreement with Loews and agreed to sell 7,863,258 shares of Common Stock to Loews for cash consideration of $264,520,000. The Common Stock is being sold pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description
10.1	Underwriting Agreement, dated August 1, 2006, between CNA Financial Corporation and Citigroup Global Markets Inc.

10.2	Retirement Agreement, dated as of August 1, 2006, between CNA Financial Corporation and Loews Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION

Dated: August 3, 2006	/s/ D. Craig Mense
	By:	D. Craig Mense
	Its:	Executive Vice President and
Chief Financial Officer